SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2003

Nomadic Collaboration International, Inc.

(Exact Name of Registrant as specified in its charter)

Nevada	000-27131	88-0381258

(State of Incorporation)	(Commission File No.)	(IRS Employer ID Number)

50 Marbella Street
World Trade Center
12th Floor
Panama City, Republic of Panama

(Address of Principal Executive Offices)

Registrant’s telephone number: 011-507-213-8874

880-609 Granville Street
Vancouver, BC, Canada V7Y 1G5

(Former name or former address, if changed since last report)

ITEM 4. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

(a)	Previous Independent Accountant.

(i)	On March 31, 2003, Davidson & Company, Chartered Accountants, resigned as the independent auditor of Nomadic Collaboration International, Inc. (the “Company”), effective immediately.

(ii)	The report of Davidson & Company, Chartered Accountants, for the Company for the year ended December 31, 2002 raised doubt as to the ability of the Company to continue as a going concern. Except for the foregoing, the report of Davidson & Company, Chartered Accountants, on the financial statements of the Company for the year ended December 31, 2002 did not contain any adverse opinion or disclaimer of opinion and was not modified as to uncertainty, audit scope or accounting principles. Davidson & Company, Chartered Accountants, only audited the Company’s financial statements for the period from January 1, 2002 through December 31, 2002.

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(iii)	There were no disagreements with Davidson & Company, Chartered Accountants, on any matters. The Company has authorized Davidson & Company, Chartered Accountants, to respond fully to any inquires of its successor accountants.

(b)	On March 31, 2003, the Company engaged the accounting firm of Tedder, James, Worden & Associates, P.A. as its new independent public accountants. The Company has not consulted with Tedder, James, Worden & Associates, P.A. during the last two fiscal years ended December 31, 2001 and 2002, or during the subsequent interim periods from the date of the last audit of December 31, 2002 through and including March 31, 2003 on either the application of accounting principles or the type of opinion Tedder, James, Worden & Associates, P.A. might issue on the Company’s financial statements. The decision to change the Company’s accounting firm was approved by the Company’s Board of Directors.

(c)	The Company has provided Davidson & Company, Chartered Accountants, with the disclosures made in this report and has requested that Davidson & Company, Chartered Accountants, furnish a letter addressed to the Commission stating whether Davidson & Company, Chartered Accountants, agrees with the statements made by the Company herein and, if not, stating the respects in which it does not agree. A copy of such letter, dated April 3, 2003, is filed as an exhibit to this Form 8-K.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c)	Exhibits

Exhibit Number	Description of Exhibit

16.1	Letter dated April 3, 2003 from Davidson & Company, Chartered Accountants

Date: April 4, 2003	By: /s/ Ricardo Garcia de Paredes Carbone

Ricardo Garcia de Paredes Carbone, Chief Executive Officer

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